EXHIBIT 15.1

May 3, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Re:	The Goldman Sachs Group, Inc.
Registration Statements on Form S-8
(No. 333-80839)
(No. 333-42068)
(No. 333-106430)
(No. 333-120802)

Registration Statements on Form S-3
(No. 333-219206)

Commissioners:

We are aware that our report dated May 3, 2019 on our review of the consolidated statement of financial condition of The Goldman Sachs Group, Inc. and its subsidiaries (the Company) as of March 31, 2019, the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity and cash flows for the three months ended March 31, 2019 and 2018 included in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019 is incorporated by reference in the registration statements referred to above. Pursuant to Rule 436(c) under the Securities Act of 1933 (the Act), such report should not be considered a part of such registration statements, and is not a report within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP